Agere Systems Teleconference August 14, 2002

John DeBono Vice President, Investor Relations

Forward-Looking Statements This presentation includes forward-looking statements about our expectations for our future performance. Actual results could differ materially from those suggested by the statements made today. Additional information about factors that could affect our future results are addressed in our SEC filings, including our annual report on Form 10-K for the fiscal year ended September 30, 2001, and our subsequent reports on Form 10-Q. A summary is included at the end of this presentation.

John Dickson President and CEO

Redefining our business to provide advanced integrated circuit solutions that access, move and store network information A Premier Integrated Circuits Company

What We Are Announcing Exit optoelectronics business by end of June 2003 Consolidate remaining U.S. manufacturing operations in Orlando by end of September 2003 Reduce workforce by about 4,000 Lower quarterly operating income breakeven level to $500 million of revenue

Optoelectronics Environment Tremendous capacity installed in 1999/2000 to meet forecasted demand Depth and duration of market correction not predicted by component suppliers, customers or independent forecasters Optical components industry revenues expected to decline by 67 percent between 2000 and 2002 0 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002(e) Annual Worldwide Optical Component Sales (Industry) 2 4 6 8 $B Sources: WSTS for pre-1998; RHK for 1998 and beyond

Optoelectronics Business Changed Fundamentally Reduced emphasis on long-haul with excess capacity in core network Significant delays in deployment of high-speed technologies and undersea systems Opto/IC integration less compelling Focus on cost reduction-MEMS and wavelength management technologies not being deployed as quickly as expected Increasing commoditization of optoelectronics components

Our IC Opportunities Customers need IC solutions to address metro, access and enterprise segments Continued demand in wireless data, storage and computing TAM*= $34 billion in 2001, expected to be $58 billion in 2005 Growth in key IC areas, such as wireless LAN, network processing, SONET/SDH and ATM, mobile infrastructure Customer base essentially unchanged (Sources: Dataquest, IDC, In-Stat) * Total addressable market

Network processors, aggregation, framing, physical layer Multi-protocol solutions such as Ethernet-over-SONET/SDH Networking ASICs Read channels PreAmps Motor controllers Computing SoCs Wi-Fi (802.11) Data-capable wireless terminals Data-capable wireless infrastructure Our Portfolio Matches Our Opportunities Multi-Service Network Solutions Wireless Mobile Access High-Density Storage >> >> >> Access Move Store

Leadership in Key Areas No. 1 in read-channels and preamplifiers for hard disk drives No. 1 in wired communications ICs No. 1 in network switching and access ICs No. 2 in wireless LAN ICs No. 2 in application-specific communications ICs No. 3 in ATM and SONET/SDH semiconductors (Source: IDC and Dataquest)

Mark Greenquist Chief Financial Officer

Manufacturing Impact Discontinue or sell operations in Alhambra and Irwindale, Calif.; Dallas, TX; Matamoros, Mexico Plans to sell Breinigsville and Reading plants unchanged Moving IC wafer fabrication in Allentown; consolidating U.S. manufacturing in Orlando Continued investment in operations that differentiate Agere such as assembly and test

Requirements to Complete Restructuring Future Incurred Thru June 30, 2002 Original NJ/PA Announcement Cash Cost $250 - $350 $105 $325 Pension Related $ 70 - $ 80 $ 88 $225 - $275 Non-Cash Cost $200 - $250 $ 85 $450 - $500 Total $520 - $680 $278 $1,000 - $1,100 Cost of Restructuring Initiatives ($ Millions) Total cash cost of revised restructuring program is approximately $130M over prior restructuring plans

Requirements to Complete Restructuring Future Incurred Thru June 30, 2002 Financial Statement Treatment Pro-forma Cost of Goods Sold $ 73 $450 - $500 Restructuring & Separation Expenses $179 $525 - $575 Capital Expenditures $ 26 $ 25 Total $278 $1,000 - $1,100 ($ Millions) Included in:

Operational Savings Headcount Reductions $ 70 Depreciation $ 50 Opto-Related Material Cost $ 50 Other, Primarily Previously Announced $ 20 Total $ 190 ($ Millions) Savings Per Quarter

Savings Impact on P&L Cost $ 130 Operating Expenses $ 60 Total $ 190 ($ Millions) Savings Per Quarter

Summary Redefining business to be a premier provider of advanced integrated circuit solutions Focusing our resources on developing product portfolio and solidifying IC leadership Exiting optoelectronics business by end of June 2003 Consolidating remaining U.S. IC manufacturing in Orlando by end of September 2003 Reducing operating income breakeven to $500 million of quarterly revenue

Agere Systems Teleconference Q & A Session

Forward-Looking Statements This presentation contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, customer demand for our products and services, control of costs and expenses, timely completion of employment reductions and other restructuring and consolidation activities, price and product competition, keeping pace with technological change, dependence on new product development, reliance on major customers and suppliers, availability of manufacturing capacity, components and materials, general industry and market conditions and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2001, and report on Form 10-Q for the period ending June 30, 2002. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.